SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 13, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at which three proposals were submitted to, and approved by, the Company’s stockholders. The proposals are described in detail in the Company’s Proxy Statement for the  Annual Meeting filed with the Securities and Exchange Commission on April 14, 2010.  The final results for each proposal are set forth below.

Proposal 1:  Election of Directors

The Company’s stockholders elected ten directors to the Company’s Board of Directors, to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.  The votes regarding this proposal were as follows:

	Votes For	Votes Against	Abstain	Broker non-votes
Richard J. Giromini	16,646,163	243,440	335,313	7,505,048
James G. Binch	16,489,340	400,075	335,501	7,505,048
Dr. Martin C. Jischke	16,672,919	217,127	334,870	7,505,048
James D. Kelly	16,645,728	239,329	339,859	7,505,048
Michael J. Lyons	16,168,322	721,043	335,551	7,505,048
Larry J. Magee	16,688,875	196,282	339,759	7,505,048
Thomas J. Maloney	16,123,769	766,546	334,601	7,505,048
Vineet Pruthi	16,492,022	397,091	335,803	7,505,048
Scott K. Sorensen	16,687,903	195,454	341,559	7,505,048
Ronald L. Stewart	15,575,926	674,997	973,993	7,505,048

Proposal 2:  Amendment of Certificate of Incorporation

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of the Company’s authorized shares of common stock, par value $.01 per share, from 75,000,000 shares to 200,000,000 shares and correspondingly, to increase the total number of authorized shares of all classes of the Company’s capital stock from 100,000,000 to 225,000,000 shares, which includes 25,000,000 shares of preferred stock, par value $.01 per share. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
22,789,460	1,705,350	235,154	—

Proposal 3: Ratification of Approintment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
24,218,232	263,395	248,337	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: May 19, 2010	By:	/s/ Mark J. Weber
Mark J. Weber
Senior Vice President and Chief Financial Officer